Exhibit 2.2

                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

In re:                               :        Case Nos. 00-65214 to 00-65224
                                     :
VISTA EYECARE, INC., f/k/a NATIONAL  :        Chapter 11
VISION ASSOCIATES, LTD., et al.,     :
                                     :        Judge James E. Massey
                                     :
                 Debtors.            :        Jointly Administered
                                     :

                                 MODIFICATION TO
          FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11,
         TITLE 11, UNITED STATES CODE, FILED BY VISTA EYECARE, INC. AND
       CERTAIN OF ITS DEBTOR SUBSIDIARIES AND FIRST AMENDED JOINT PLAN OF
         REORGANIZATION UNDER CHAPTER 11, TITLE 11, UNITED STATES CODE,
       FILED BY FRAME-N-LENS OPTICAL, INC.; MIDWEST VISION, INC.; NEW WEST
            EYEWORKS, INC.; AND CERTAIN OF THEIR DEBTOR SUBSIDIARIES
            --------------------------------------------------------




                                            KILPATRICK STOCKTON LLP
                                            Dennis S. Meir
                                            Joel B. Piassick
                                            Michael D. Langford
                                            1100 Peachtree Street
                                            Atlanta, Georgia  30309-4530
                                            Telephone:  (404) 815-6500



                                            Attorneys for the Debtors

         Pursuant to 11 U.S.C. Section 1127, debtors Vista Eyecare, Inc., f/k/a National Vision Associates, Ltd., and certain of its debtor subsidiaries, specifically, International Vision Associates, Ltd.; NVAL Healthcare Systems, Inc.; and Vista Optical Express, Inc., file the following modifications to the First Amended Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, Filed by Vista Eyecare, Inc. and Certain of Its Debtor Subsidiaries (the "Parent Plan"), and debtors Frame-n-Lens Optical, Inc.; Midwest Vision, Inc.; New West Eyeworks, Inc.; Family Vision Centers, Inc.; Vision Administrators, Inc.; Alexis Holding Company, Inc.; and Vista Eyecare Network, LLC file the following modifications to the First Amended Joint Plan of Reorganization Under Chapter 11, Title 11, United States Code, Filed by Frame-n-Lens Optical, Inc.; Midwest Vision, Inc.; New West Eyeworks, Inc.; and Certain of Their Debtor Subsidiaries (the "Subsidiaries' Plan"):

         1. The last sentence of Section 6.5 in the Parent Plan and Section 6.3 in the Subsidiaries' Plan states that "All obligations of the Debtors under the Senior Note Indenture shall terminate as of the Effective Date except as to any obligation to pay expenses of the Indenture Trustee for distributions as contemplated by Sections 7.1 and 7.8 of the Plan." That sentence is modified as follows:

                  All obligations of the Debtors under the Senior Note Indenture shall terminate as of the Effective Date except as to any obligation to pay fees and expenses of the Indenture Trustee as contemplated by Sections 7.1 and 7.8 of the Plan.

         2. The heading of Section 7.8 of the Parent Plan and the  Subsidiaries'
Plan  is  changed  from  "Indenture   Trustee's  Fees  and  Expenses   Regarding
Distributions" to "Indenture Trustee's Fees and Expenses."

         3. The Free Standing Managed Care Plans (#223 to #324) that are listed as Assumed Agreements on Exhibit B to both the Parent Plan and the Subsidiaries' Plan are removed from the list of Assumed Agreements under both Plans.

         4. Exhibit B to both the Parent Plan and the Subsidiaries' Plan lists a lease agreement with Parkway Portfolio 1 LLC (#75) for the Eastern Regional Office in Richmond, Virginia, as being among the Assumed Agreements. The Plans are modified to reflect that the identity of the contracting company is Parkway Properties LP, rather than Parkway Portfolio 1 LLC. The applicable lease agreement is dated February 21, 2000, and is for the premises located at Suite 120, The Moorefield Building, 812 Moorefield Park Drive, County of Chesterfield, Virginia.

         5. The "cure amount per Vista records" for the Assumed Agreement with PerSe Technologies (#69) listed on Exhibit B to both the Parent Plan and the Subsidiaries' Plan is changed from $257,638.32 to $305,261.82, to reflect an agreement with PerSe Technologies regarding the appropriate cure amount.

         6. The Debtors' insurance agreement with Travelers Indemnity Company dated October 21, 1999, as amended, pursuant to which Travelers has issued certain general liability and workers' compensation insurance policies in favor of the Debtors shall be an Assumed Agreement under the Plans.

         7. Section 9.4 of the Parent Plan is modified by adding the following language at the end of that paragraph: "The Change in Control Agreements for executive officers of Vista who execute the Amendment attached hereto as Exhibit 1 on or prior to the Effective Date of the Plan shall be assumed under the Plan, and any such Change in Control Agreements shall be amended in the manner set forth in Exhibit 1 attached hereto. All other Change in Control Agreements for executive officers of Vista shall be deemed rejected under the Plan in accordance with Section 365 of the Bankruptcy Code."

         Respectfully submitted, this the 17th day of May, 2001.



                                           /s/ Michael D. Langford
                                           ---------------------------------
                                           Michael D. Langford
                                           Georgia Bar No. 436220
                                           Kilpatrick Stockton LLP
                                           1100 Peachtree Street, Suite 2800
                                           Atlanta, Georgia 30309-4530
                                           (404) 815-6500

                                           Counsel for the Debtors

                                    EXHIBIT 1

                           CHANGE IN CONTROL AGREEMENT
                                   AMENDMENT 1



         This Amendment shall amend the Change in Control Agreement dated as of ____________ between Vista Eyecare, Inc. (the "Company") and ______________ (the "Executive") (such agreement, the "Agreement"). Undefined capitalized terms used in this agreement have the meanings given to them in the Agreement.

         Upon execution of this document below, the Executive and the Company agree that, on the Effective Date of the First Amended Joint Plan of Reorganization Under Chapter 11, Title 11 United States Code, Filed by Vista Eyecare, Inc. and Certain of Its Debtor Subsidiaries (the "Plan") filed by the Company with the Bankruptcy Court, (1) the conversion of debt for equity contemplated by the Plan shall not constitute either a Change in Control or a Threatened Change in Control under the Agreement, and (2) the Company will assume the Agreement in the Chapter 11 Case.

         Please sign below to confirm your agreement to the foregoing. This agreement will automatically become void and without legal effect if the Plan, in substantially the form filed in the Chapter 11 Case, has not become effective by June 30, 2001.



ACKNOWLEDGED AND AGREED TO BY THE COMPANY AND THE EXECUTIVE AS EVIDENCED BY THEIR SIGNATURES BELOW.


EXECUTIVE                                       COMPANY



By:  ______________________________             By:   ________________________

Date:______________________________             Date: _________________________

                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF GEORGIA
                                ATLANTA DIVISION

In re:                                      :        Case No. 00-65214
                                            :
VISTA EYECARE, INC., f/k/a NATIONAL         :       Chapter 11
VISION ASSOCIATES, LTD., et al.,            :
                                            :        Judge James E. Massey
                           Debtors.         :        Jointly Administered
------------------------------------        :


                             CERTIFICATE OF SERVICE


         This is to certify that on May 17, 2001, the undersigned served the foregoing document by causing it to be sent by telecopy to the following persons:

---------------------------- ------------------------------------- -----------------------
               Name                            Company                Facsimile Number
------------------------------------------------------------------ -----------------------
---------------------------- ------------------------------------- -----------------------
Seth Gardner, Esq.           Wachtell, Lipton, Rosen & Katz            (212) 403-2000
---------------------------- ------------------------------------- -----------------------
R. Jeneane Treace, Esq.      Office of the United States Trustee       (404) 331-4464
---------------------------- ------------------------------------- -----------------------
Jason Watson, Esq.           Alston & Bird                             (404) 881-7777
---------------------------- ------------------------------------- -----------------------




                                           /s/ Michael D. Langford
                                           Michael D. Langford
                                           Georgia Bar No. 436220
                                           Kilpatrick Stockton LLP
                                           1100 Peachtree Street, Suite 2800
                                           Atlanta, Georgia  30309-4530
                                           (404) 815-6500
                                           Counsel for the Debtors